Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is dated as of July 2, 2014, among MARTIN MARIETTA MATERIALS, INC., a North Carolina corporation (the “Company”), and DEUTSCHE BANK SECURITIES INC. and J. P. MORGAN SECURITIES LLC, as Representatives (the “Representatives”) of the several initial purchasers (the “Initial Purchasers”) named on Schedule 1 to the Purchase Agreement, dated June 23, 2014 (the “Purchase Agreement”), among the Company and the Representatives.

This Agreement is entered into in connection with the Purchase Agreement, which provides for, among other things, the sale by the Company to the Initial Purchasers of $300,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due 2017 (the “Floating Rate Notes”) and $400,000,000 aggregate principal amount of the Company’s 4.250% Senior Notes due 2024 (the “Fixed Rate Notes”, and collectively with the Floating Rate Notes, the “Securities”).  The Floating Rate Notes and the Fixed Rate Notes will be issued as separate series of debt securities under an Indenture, dated as of July 2, 2014 (the “Indenture”), between the Company and Regions Bank, as Trustee (as defined below).  In order to induce the Representatives to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and, except as otherwise set forth herein, any subsequent Holders (as defined below).  The Company’s execution and delivery of this Agreement on or prior to the Issue Date (as defined below) is a condition to the Initial Purchasers’ obligation to purchase and pay for the Securities under the Purchase Agreement.

The parties hereby agree as follows:

1.            Definitions

As used in this Agreement, the following terms shall have the following meanings:

“Additional Interest” has the meaning specified in Section 4(a) hereof.

“Advice” has the meaning specified in the last paragraph of Section 5 hereof.

“Agreement” has the meaning specified in the first introductory paragraph hereto.

“Applicable Period” has the meaning specified in Section 2(b) hereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

“Company” has the meaning specified in the first introductory paragraph hereto.

“Effectiveness Date” means, with respect to any Shelf Registration Statement, the 120th day after the delivery of a Shelf Notice as required pursuant to Section 2(c) hereof; provided, however, that if the Effectiveness Date would otherwise fall on a day that is not a Business Day, then the Effectiveness Date shall be the next succeeding Business Day.

“Effectiveness Period” has the meaning specified in Section 3(a) hereof.

“Event Date” has the meaning specified in Section 4(b) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Offer” has the meaning specified in Section 2(a) hereof.

“Exchange Offer Registration Statement” has the meaning specified in Section 2(a) hereof.

“Exchange Securities” has the meaning specified in Section 2(a) hereof.

“Filing Date” means, with respect to any Shelf Registration Statement, the 90th day after the delivery of a Shelf Notice as required pursuant to Section 2(c) hereof; provided, however, that if the Filing Date would otherwise fall on a day that is not a Business Day, then the Filing Date shall be the next succeeding Business Day.

“FINRA” means Financial Industry Regulatory Authority, Inc.

“Fixed Rate Notes” has the meaning specified in the second introductory paragraph hereto.

“Floating Rate Notes” has the meaning specified in the second introductory paragraph hereto.

“Holder” means any registered holder of Registrable Securities.

“Indenture” has the meaning specified in the second introductory paragraph hereto.

“Information” has the meaning specified in Section 5(n) hereof.

“Initial Purchasers” has the meaning specified in the first introductory paragraph hereto.

“Initial Shelf Registration” has the meaning specified in Section 3(a) hereof.

“Inspectors” has the meaning specified in Section 5(n) hereof.

“Issue Date” means July 2, 2014, the date of original issuance of the Securities.

“Participant” has the meaning specified in Section 7(a) hereof.

“Participating Broker-Dealer” has the meaning specified in Section 2(b) hereof.

“Person” means an individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

“Private Exchange” has the meaning specified in Section 2(b) hereof.

“Private Exchange Securities” has the meaning specified in Section 2(b) hereof.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rules 430B or 430C under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all information incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning specified in the first introductory paragraph hereto.

“Records” has the meaning specified in Section 5(n) hereof.

“Registrable Securities” means each Security upon its original issuance and at all times subsequent thereto, each Exchange Security as to which Section 2(c)(iv) hereof is applicable and each Exchange Security held by a Participating Broker-Dealer, in each case upon original issuance and at all times subsequent thereto and each Private Exchange Security upon original issuance thereof and at all times subsequent thereto, until, in each case, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Securities as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Security, Exchange Security or Private Exchange Security has become effective or been declared effective by the SEC and such Security, Exchange Security or Private Exchange Security, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Security has been exchanged pursuant to the Exchange Offer for an Exchange Security or Exchange Securities that may be resold without restriction under state and federal securities laws, (iii) such Security, Exchange Security or Private Exchange Security, as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) the date upon which such Security, Exchange Security or Private Exchange Security has been resold in compliance with Rule 144, provided that such Security, Exchange Security or Private Exchange Security, as the case may be, does not bear any restrictive legend relating to the Securities Act and does not bear a restricted CUSIP number.

“Registration Statement” means any registration statement of the Company that covers any of the Securities, the Exchange Securities or the Private Exchange Securities filed with the SEC under the Securities Act, including, in each case, the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all information incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Representatives” has the meaning specified in the first introductory paragraph hereto.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 405” means Rule 405 under the Securities Act.

“Rule 415” means Rule 415 under the Securities Act.

“Rule 424” mean Rule 424 under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” has the meaning specified in the second introductory paragraph hereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Notice” has the meaning specified in Section 2(c) hereof.

“Shelf Registration” means the Initial Shelf Registration and any Subsequent Shelf Registration.

“Shelf Registration Statement” means any Registration Statement relating to a Shelf Registration.

 “Shelf Suspension Period” has the meaning specified in Section 3(a) hereof.

“Subsequent Shelf Registration” has the meaning specified in Section 3(b) hereof.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the trustee under the Indenture.

“Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter for reoffering to investors.

Except as otherwise specifically provided, all references in this Agreement to acts, laws, statutes, rules, regulations, releases, forms, no-action letters and other regulatory requirements (collectively, “Regulatory Requirements”) shall be deemed to refer also to any amendments thereto and all subsequent Regulatory Requirements adopted as a replacement thereto having substantially the same effect therewith; provided, however, that Rule 144 shall not be deemed to amend or replace Rule 144A.

2.             Exchange Offer

(a)           Unless the Exchange Offer would violate applicable law or any applicable interpretation of the staff of the SEC, the Company shall use its commercially reasonable efforts to file with the SEC a Registration Statement (the “Exchange Offer Registration Statement”) on an appropriate registration form with respect to a registered offer (the “Exchange Offer”) to exchange any and all of the Registrable Securities of each series for a like aggregate principal amount of debt securities of the Company of the same series that are identical in all material respects to such Securities, as applicable (the “Exchange Securities”), except that (i) the Exchange Securities shall contain no restrictive legend thereon or any Additional Interest provisions, (ii) interest on the Exchange Securities shall accrue from the last date on which interest was paid on the related Registrable Securities or, if no such interest has been paid, from the Issue Date and (iii) the Exchange Securities shall be entitled to the benefits of the Indenture, which will be qualified under the TIA upon the effectiveness of the Exchange Offer Registration Statement.  The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act and other applicable laws.  The Company shall use its commercially reasonable efforts to (x) prepare and file with the SEC the Exchange Offer Registration Statement with respect to the Exchange Offer, (y) keep the Exchange Offer open for at least 20 Business Days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders and (z) consummate the Exchange Offer on or prior to the 365th day following the Issue Date.

Each Holder (including, without limitation, each Participating Broker-Dealer) that participates in the Exchange Offer, as a condition to participation in the Exchange Offer, will be required to represent to the Company in writing (which, in the discretion of the Company, may be contained in an applicable letter of transmittal) that: (i) any Exchange Securities acquired in exchange for Registrable Securities tendered are being acquired in the ordinary course of business of the Person receiving such Exchange Securities, whether or not such recipient is such Holder itself; (ii) at the time of the commencement or consummation of the Exchange Offer, neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Securities from such Holder has an arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act; (iii) neither the Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Securities from such Holder is an “affiliate” (as defined in Rule 405) of the Company or, if it is an affiliate of the Company, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and will provide information to be included in the Shelf Registration Statement in accordance with Section 5 hereof in order to have its Securities included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest in Section 4 hereof; (iv) if such Holder is not a broker-dealer, neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Securities from such Holder is engaging in or intends to engage in a distribution of the Exchange Securities; and (v) if such Holder is a Participating Broker-Dealer, such Holder has acquired the Registrable Securities for its own account as a result of market-making or other trading activities and that it will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder).

Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Private Exchange Securities, Exchange Securities as to which Section 2(c)(iv) hereof is applicable and Exchange Securities held by Participating Broker-Dealers, and the Company shall have no further obligation to register Registrable Securities (other than Private Exchange Securities, Exchange Securities as to which Section 2(c)(iv) hereof applies and Exchange Securities held by Participating Broker-Dealers) pursuant to Section 3 hereof.

No securities other than the Exchange Securities and the Registrable Securities shall be included in the Exchange Offer Registration Statement.

(b)           The Company shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution”, which shall contain a summary statement with respect to the potential “underwriter” status of any broker-dealer that is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a “Participating Broker-Dealer”).  Such “Plan of Distribution” section shall also include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities in compliance with the Securities Act.

The Company shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Securities; provided, however, that such period shall not be required to exceed 90 days or such longer period if extended pursuant to the last paragraph of Section 5 hereof (the “Applicable Period”).

If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Securities acquired by them from the Company under the Purchase Agreement that have the status of an unsold allotment, the Company, upon the request of the Initial Purchasers, shall, simultaneously with the delivery of Exchange Securities to Holders other than the Initial Purchasers, issue and deliver to the Initial Purchasers, in exchange (such exchange, the “Private Exchange”) for such Securities held by any such Holder, a like principal amount of debt securities of the Company of the same series that are identical in all material respects to the Exchange Securities of the same series except for the placement of a restrictive legend on such debt securities (the “Private Exchange Securities”).

The Registrable Securities, the Exchange Securities and the Private Exchange Securities of each series shall be issued pursuant to the Indenture, which shall provide that all of the Registrable Securities, the Exchange Securities, the Private Exchange Securities and any additional notes issued pursuant to the Indenture after the Issue Date, shall vote as a single class; provided that (i) if any amendment, supplement or waiver would by its terms disproportionately and adversely affect either series of Securities under the Indenture, such amendment, supplement or waiver shall also require the consent of the holders of a majority in principal amount of the then outstanding Securities of such series and (ii) if any such amendment, supplement or waiver would only affect the Securities of one series, then only the consent of the holders of a majority in principal amount of the then outstanding Securities of such affected series (and not the consent of a majority in principal amount of all the then outstanding Securities issued under the Indenture) shall be required.

In connection with the Exchange Offer, the Company shall:

(1)           mail or deliver, or cause to be mailed or delivered, to each Holder of record entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with any appropriate letter of transmittal and related documents;

(2)           utilize the services of a depositary for the Exchange Offer, which may be the Trustee or an affiliate thereof;

(3)           permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer remains open; and

(4)           otherwise comply in all material respects with all laws, rules and regulations applicable to the Exchange Offer.

As soon as practicable after the close of the Exchange Offer and any Private Exchange, the Company shall:

(1)           accept for exchange all Registrable Securities validly tendered and not validly withdrawn pursuant to the Exchange Offer and any Private Exchange;

(2)           deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

(3)           cause the Trustee to authenticate and deliver promptly to each Holder of Securities, Exchange Securities or Private Exchange Securities, as the case may be, of the same series equal in principal amount to the Securities of such series of such Holder so accepted for exchange; provided that, in the case of any Securities held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Securities of the same series in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that: (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC; (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company to proceed with the Exchange Offer or the Private Exchange; and (iii) all governmental approvals shall have been obtained, which approvals the Company deems necessary for the consummation of the Exchange Offer or Private Exchange.

(c)           If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Company is not permitted to effect the Exchange Offer with respect to Registrable Securities of either or both series, (ii) the Exchange Offer with respect to Registrable Securities of either or both series is not consummated within 365 days of the Issue Date, (iii) any Holder of Private Exchange Securities so requests in writing to the Company at any time within 30 days after the consummation of the Exchange Offer or (iv) (A) any Holder is not permitted by applicable law or SEC policy to participate in the Exchange Offer or (B) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Securities of the same series on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act) and, in each case, so notifies the Company within 30 days after such Holder first becomes aware of such restrictions, in the case of each of clauses (i) through (iv) of this sentence, then the Company shall promptly deliver to the Trustee (to deliver to the applicable Holder(s) of each applicable series of Registrable Securities) written notice thereof (the “Shelf Notice”) and shall file a Shelf Registration with respect to each applicable series of Registrable Securities pursuant to Section 3 hereof.

3.            Shelf Registration

If at any time a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

(a)           Shelf Registration.  The Company shall promptly file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities of each applicable series (the “Initial Shelf Registration”).  The Company shall use its commercially reasonable efforts to file with the SEC the Initial Shelf Registration on or prior to the Filing Date.  The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more Underwritten Offerings).

The Company shall use its commercially reasonable efforts to cause the Shelf Registration to become or be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act until the earliest of (i) the date that is one year from the effective date of such Initial Registration Statement, (ii) the date that the Securities cease to be Registrable Securities and (iii) the date that all Registrable Securities covered by the Initial Shelf Registration are sold in the manner set forth and as contemplated in the Initial Shelf Registration or, if applicable, a Subsequent Shelf Registration (the “Effectiveness Period”); provided, however, that the Effectiveness Period in respect of the Initial Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein.

Notwithstanding anything to the contrary in this Agreement, at any time, the Company may delay the filing of any Initial Shelf Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of 60 consecutive days or more than two times during any calendar year (each, a “Shelf Suspension Period”), if the Board of Directors of the Company determines reasonably and in good faith that the filing of any such Initial Shelf Registration Statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of the Board of Directors of the Company, would be detrimental to the Company if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law.

(b)           Withdrawal of Stop Orders; Subsequent Shelf Registrations.  If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Registrable Securities registered thereunder), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall file an additional Shelf Registration Statement pursuant to Rule 415 covering all of the Registrable Securities covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (each, a “Subsequent Shelf Registration”).  If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to cause the Subsequent Shelf Registration to become or be declared effective under the Securities Act as soon as practicable after such filing and to keep such subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective.

(c)           Supplements and Amendments.  The Company shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities (or their counsel) covered by such Registration Statement, voting as a class, with respect to the information included therein with respect to one or more of such Holders, or, if reasonably requested by any underwriter of such Registrable Securities, with respect to the information included therein with respect to such underwriter.

4.            Additional Interest

(a)           The Company and the Initial Purchasers agree that the Holders will suffer damages if the Company fails to fulfill its obligations under Section 2 or 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, the Company agrees to pay as liquidated damages additional interest on the Securities of a particular series (“Additional Interest”) if (i) the Exchange Offer with respect to the Securities of such series is not consummated on or prior to the 365th day following the Issue Date, (ii) the Company is required to file a Shelf Registration Statement with respect to the Securities of such series pursuant to Section 2(c), and such Shelf Registration Statement has not become or been declared effective on or prior to the later of (x) the 365th day after the Issue Date or (y) the 120th day after the delivery of a Shelf Notice, or (iii) if applicable, a Shelf Registration with respect to the Securities of such series has become or been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (each such event referred to in clauses (i) through (iii), a “Registration Default”), then Additional Interest shall accrue on the principal amount of the affected series of Securities at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of the Registration Default with respect to the Securities of such series, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of Additional Interest of 1.00% per annum, from and including the date on which such Registration Default occurred to, but excluding, the date on which all Registration Defaults with respect to the Securities of such series have been cured.  Notwithstanding any other provisions of this Section 4, (I) the Company shall not be obligated to pay Additional Interest provided in clause (ii) or (iii) of this Section 4(a) during a Shelf Suspension Period and (II) the amount of Additional Interest shall not increase as a result of more than one Registration Default having occurred and being pending at the same time.

(b)           The Company shall promptly notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”).  Any amounts of Additional Interest due with respect to a series of Securities pursuant to this Section 4 will be payable in cash on the Interest Payment Dates specified in the Indenture and the applicable Securities.  The amount of Additional Interest will be determined by the Company in a manner consistent with the calculation of interest under the Indenture.

5.            Registration Procedures

In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Company shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

(a)           Prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Section 2 or 3 hereof, and use its commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that if (1) such filing is pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Exchange Offer, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement (with respect to a Registration Statement filed pursuant to Section 3 hereof) or such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least three Business Days prior to such filing).  The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement (voting as a class), their counsel, or the managing underwriters, if any, shall reasonably object in a timely manner.

(b)           Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period, the Applicable Period or until consummation of the Exchange Offer, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force promulgated under the Securities Act); and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by any Participating Broker-Dealer covered by any such Prospectus in all material respects.

(c)           If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom the Company has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Registrable Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, and the managing underwriters, if any, promptly (but in any event within five Business Days), and, if requested by such Person, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time prior to the closing of an Underwritten Offering the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 5(m) hereof related thereto cease to be true and correct, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company’s determination that a post-effective amendment to a Registration Statement would be appropriate.

(d)           If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer, for sale in any jurisdiction.

(e)           If a Shelf Registration is filed pursuant to Section 3 and if requested during the Effectiveness Period by the managing underwriter or underwriters (if any) or the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an Underwritten Offering, (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment to such Registration Statement such information as the managing underwriter or underwriters (if any) or such Holders reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement.

(f)           If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Registrable Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof) and to each such Participating Broker-Dealer who so requests (with respect to any such Registration Statement) and to their respective counsel and each managing underwriter, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

(g)           If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Registrable Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.

(h)           Prior to any public offering of Registrable Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use its commercially reasonable efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Securities held by Participating Broker-Dealers or Registrable Securities are offered other than through an Underwritten Offering, the Company agrees to use commercially reasonable efforts to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(i)           If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations (subject to applicable requirements contained in the Indenture) and registered in such names as the managing underwriter or underwriters, if any, or selling Holders may request.

(j)           Use its commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company will reasonably cooperate with such Holder to effect the filing of such Registration Statement and the granting of such approvals.

(k)           If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by Section 5(c)(v) or (vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder (with respect to a Registration Statement filed pursuant to Section 3 hereof) or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer (with respect to any such Registration Statement), any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)           Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities of each series in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities of each series.

(m)           In connection with any Underwritten Offering of one or both series of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in Underwritten Offerings of debt securities similar to such series of Securities (including, without limitation, a customary condition to the obligations of the underwriters that the underwriters shall have received “cold comfort” letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of the Company, or of any business, properties or entity acquired by the Company, for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with Underwritten Offerings of debt securities similar to such series of Securities), and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by the issuers to underwriters in Underwritten Offerings of debt securities similar to such series of the Securities and (ii) use commercially reasonable efforts to obtain the written opinion of counsel to the Company, in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions reasonably requested in Underwritten Offerings; and (iii) include indemnification provisions and procedures in such underwriting agreement that are no less favorable to the sellers and underwriters, if any, than those set forth in Section 7 hereof (or such other provisions and procedures reasonably acceptable to Holders of a majority in aggregate principal amount of the Securities that are the subject of such Underwritten Offering, voting as a class, and the managing underwriter or underwriters or agents, if any); provided that the Company shall not be required to provide indemnification to any seller or underwriter with respect to information relating to such seller or underwriter furnished to the Company by such underwriter in writing expressly for inclusion in such Registration Statement.  The foregoing shall be delivered at each closing under such underwriting agreement, or as and to the extent required thereunder.

(n)           If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by any selling Holder of such Registrable Securities being sold (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, or underwriter (any such Holders, Participating Broker-Dealers, underwriters, attorneys, accountants or agents, collectively, the “Inspectors”), upon written request, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, pertinent corporate documents and instruments of the Company and subsidiaries of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and any of its subsidiaries to supply all information (“Information”) reasonably requested by any such Inspector in connection with such due diligence responsibilities.  Each Inspector shall agree in writing that it will keep the Records and Information confidential, to use the Information only for due diligence purposes, to abstain from using the Information as the basis for any market transactions in securities of the Company and that it will not disclose any of the Records or Information that the Company determines, in good faith, to be confidential and notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records or Information is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records or Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records or Information is necessary or advisable, in the opinion of counsel for any Inspector, in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such Records or Information has been made generally available to the public other than by an Inspector or an “affiliate” (as defined in Rule 405) thereof; provided, however, that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clauses (i) through (iii) of this Section 5(n) to permit the Company to obtain a protective order (or to waive the provisions of this Section 5(n)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.

(o)           Provide a Trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the Trustee under the Indenture and the Holders of the Registrable Securities, to effect such changes (if any) to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its commercially reasonable efforts to cause such Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(p)           Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its security holders with regard to any applicable Registration Statement, a consolidated earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any fiscal quarter (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(q)           Upon consummation of the Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Company, in a form customary for underwritten transactions, addressed to the Trustee, that the Exchange Securities or Private Exchange Securities, as the case may be, and the related indenture constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to customary exceptions and qualifications.  If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of Registrable Securities by Holders to the Company (or to such other Person as directed by the Company), in exchange for the same series of Exchange Securities or Private Exchange Securities, as the case may be, the Company shall mark, or cause to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the same series of Exchange Securities or Private Exchange Securities, as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

(r)           Use its commercially reasonable efforts to cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

(s)           Use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Exchange Securities and/or Registrable Securities covered by a Registration Statement contemplated hereby.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request.  The Company may exclude from such registration the Registrable Securities of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request and in the event of such an exclusion, the Company shall have no further obligation under this Agreement (including, without limitation, the obligations under Section 4) with respect to such seller or any subsequent Holder of such Registrable Securities.  Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Each Holder of Registrable Securities and each Participating Broker-Dealer agrees by its acquisition of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), (iv), (v) or (vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until the Company advises it (such written advice from the Company, the “Advice”) that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.  In the event that the Company shall give any such notice, each of the Applicable Period and the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

6.            Registration Expenses

All fees and expenses incident to the performance of or compliance with this Agreement by the Company of its obligations under Sections 2, 3, 4, 5 and 8 hereof (other than any underwriting discounts or commissions, fees and expenses of counsel to any investment bankers or managers and any transfer taxes) shall be borne by the Company, whether or not the Exchange Offer Registration Statement or any Shelf Registration Statement is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with an Underwritten Offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions in the United States (x) where the Holders of Registrable Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 5(h) hereof, in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, printing of prospectuses if requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount  of the Registrable Securities included in  any Registration Statement or in respect of Registrable Securities or Exchange Securities to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) fees and expenses of the Trustee, any exchange agent and their respective counsel, (iv) fees and disbursements of counsel for the Company and, in the case of a Shelf Registration, reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Securities selected by the Holders of a majority in aggregate principal amount of Registrable Securities covered by such Shelf Registration (which counsel shall be reasonably acceptable to the Company) exclusive of any counsel retained pursuant to Section 7 hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m) hereof (including, without limitation, the expenses of any “cold comfort” letters required by or incident to such performance), (vi) rating agency fees, if any, and any fees associated with making the Registrable Securities or Exchange Securities eligible for trading through The Depository Trust Company, (vii) Securities Act liability insurance, if the Company desires such insurance, (viii) fees and expenses of all other Persons retained by the Company, (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (x) the expense of any annual audit, (xi) any fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange (if the Company desires such a listing), and the obtaining of a rating of the securities, in each case, if applicable, (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement and (xiii) messenger, telephone and delivery expenses relating to the offering incurred in connection with the performance of the Company’s obligations hereunder (collectively, the “Registration Expenses”).  The Company shall, promptly after receipt of a request therefor, reimburse the Holders in full for the full amount of the Registration Expenses incurred, assumed or paid by the Holders (to extent any Holders incur, assume or pay any Registration Expenses).

7.            Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, each Participating Broker-Dealer selling Exchange Securities during the Applicable Period, the directors, officers, employees, Affiliates and agents of each such Holder or Participating Broker-Dealer and each Person, if any, who controls any such Holder or Participating Broker-Dealer or its affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Participant”) against any losses, claims, damages or liabilities, joint or several, to which any Participant may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)    any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (or any amendment thereto), or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus (together with communication of the price and principal amount of the Registrable Securities being resold and their settlement date); or

(ii)   the omission or alleged omission to state, in any Registration Statement (or any amendment thereto), or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus (together with communication of the price and principal amount of the Registrable Securities being resold and their settlement date) or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein  (in the case of the Prospectus or any preliminary prospectus (together with communication of the price and principal amount of the Registrable Securities being resold and their settlement date), in the light of the circumstances under which they were made) not misleading;

and agrees (subject to the limitations set forth in the proviso to this sentence) to reimburse, as incurred, each Participant for any reasonable legal or other expenses incurred by such Participant in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement (or any amendment thereto), or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus (together with communication of the price and principal amount of the Registrable Securities being resold and their settlement date) or any amendment or supplement thereto in reliance upon and in conformity with written information relating to any Participant furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein.  The indemnity provided for in this Section 7 shall be in addition to any liability that the Company may otherwise have to the indemnified parties.

(b)           Each Holder of Registrable Securities, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who sign any Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, Prospectus, any amendment or supplement thereto, or any preliminary prospectus (together with communication of the price and principal amount of the Registrable Securities being resold and their settlement date), or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary prospectus (together with communication of the price and principal amount of the Registrable Securities being resold and their settlement date), in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Holder, furnished to the Company by or on behalf of such Holder, specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action in respect thereof.  The indemnity provided for in this Section 7 will be in addition to any liability that the Holders may otherwise have to the indemnified parties.

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under Section 7(a) or (b) hereof unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 7(a) or (b) hereof.  The indemnifying party shall be entitled to appoint counsel (including local and/or regulatory counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local and/or regulatory counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel (including local and/or regulatory counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local and/or regulatory counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified party); (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable period of time after notice of the institution of such action; or (iv) the indemnifying party shall authorize in writing the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or separate but related or substantially similar proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local and/or regulatory counsel) representing the indemnified parties under Section 7(a) or (b) hereof, as the case may be, who are parties to such action or actions.  Any such separate firm shall be designated in writing by Participants who represent a majority in interest of the Registrable Securities and Exchange Securities sold by all such Participants in the case of Section 7(a) hereof or the Company in the case Section 7(b) hereof.  An indemnifying party shall not be liable under this Section 7 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.  All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred.

(d)           After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless the indemnified party shall have employed separate counsel in accordance with the third sentence of Section 7(c) hereof.  After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 7, in which case the indemnified party may effect such a settlement without such consent.

(e)           In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to Section 7(a) or (b) hereof, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof).  The relative benefits received by the Company on the one hand and such Holder on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) of the Securities received by the Company bears to the amount by which the dollar amount of the proceeds received by such Holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto).  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the Holders on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances.  The parties agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 7(e).  Notwithstanding any other provision of this Section 7(e), no Holder shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation or net proceeds on the sale of Securities received by such Holder in connection with the sale of the Securities, less the aggregate amount of any damages that such Holder has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7(e), each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Holders, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.  The Holders’ obligations to contribute pursuant to this Section 7(e) are several in proportion to the respective principal amount of the Registrable Securities held by each Holder and not joint.

8.            Underwritten Offerings

The Company shall not be required to assist in an Underwritten Offering unless requested by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by the applicable Registration Statement.  If any of the Registrable Securities covered by any Shelf Registration are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company.  Any underwriting discounts or commissions and fees and expenses of counsel to any investment bankers or managers shall be borne by such Holders.

No Holder of Registrable Securities may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

9.            Miscellaneous

(a)           Remedies.  The Company hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)           No Inconsistent Agreements.  The Company has not as of the date hereof, and the Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(c)           Adjustments Affecting Registrable Securities.  The Company shall not knowingly take any action with respect to the Registrable Securities of each series as a class that would adversely affect the ability of the Holders of such Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

(d)           Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (I) the Company, and (II) (A) the Holders of not less than a majority in principal amount of all the then outstanding Registrable Securities (including any additional notes issued pursuant to the Indenture after the Issue Date), voting as a class; provided that (i) in circumstances that would disproportionately and adversely affect either series of Registrable Securities under the Indenture, the consent of the holders of a majority in principal amount of the then outstanding Registrable Securities of such series shall also be required and (ii) in circumstances that only affect the Registrable Securities of one series, then only the consent of the holders of a majority in principal amount of the then Registrable Securities of such affected series (and not the consent of a majority in principal amount of all the then outstanding Registrable Securities issued under the Indenture) shall be required and (B) in circumstances that would disproportionately and adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding a majority in aggregate principal amount of the Exchange Securities held by all Participating Broker-Dealers; provided, however, that Section 7 hereof and this Section 9(d) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Securities or Exchange Securities, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of a majority in aggregate principal amount of the Registrable Securities being sold pursuant to such Registration Statement.

(e)           Notices.  All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

(i)    if to a Holder of the Registrable Securities, or any Participating Broker-Dealer, at the most current address of such Holder, or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchasers as follows:

Deutsche Bank Securities Inc.
60 Wall Street, Second Floor
New York, New York 10005
Facsimile No.:  (212) 797-4877
Attention: Debt Capital Markets

with a copy to:

Deutsche Bank Securities Inc.
60 Wall Street, Second Floor
New York, New York 10005
Facsimile No.: (212) 797-4561
Attention: General Counsel

and:

J. P. MORGAN SECURITIES LLC
383 Madison Avenue
New York, New York 10179
Attention:  High-Grade Syndicate Desk

(ii)   if to the Initial Purchasers, at the address specified in Section 9(e)(i) hereof;

(iii)          if to the Company, at the address as follows:

Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina 27607-3033
Attention:  Roselyn R. Bar, Esq.

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Facsimile No.:  (212) 474-3700
Attention:  William V. Fogg, Esq.

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and upon written confirmation, if sent by facsimile.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

(f)           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture.

(g)           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)           Governing Law; Waiver of Jury Trial.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.  EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(j)           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)           Securities Held by the Company or its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l)           Third-Party Beneficiaries.  Holders of Registrable Securities and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons. No other Person is intended to be, or shall be construed as, a third-party beneficiary of this Agreement.

(m)           Entire Agreement.  This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

The Company:

MARTIN MARIETTA MATERIALS, INC.

By:	/s/ Anne H. Lloyd
Name: Anne H. Lloyd
Title: Executive Vice President and Chief
Financial Officer

Signature Page to Registration Rights Agreement

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

DEUTSCHE BANK SECURITIES INC.,
for itself and as a Representative of the other Initial Purchasers

By:	/s/ John Han
Name: John Han
Title: Director

By:	/s/ Eunice Kang
Name: Eunice Kang
Title: Director

Signature Page to Registration Rights Agreement

J. P. MORGAN SECURITIES LLC,
for itself and as a Representative of the other Initial Purchasers

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

Signature Page to Registration Rights Agreement